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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  Form 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JULY 1, 1997

                        METRO INFORMATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      VIRGINIA                 000-22035                    54-1112301
(State of incorporation)  (Commission File No.)  (I.R.S. Employer Identification
                                                              Number)

POST OFFICE BOX 8888 VIRGINIA BEACH, VIRGINIA                   23450
(Address of principal executive office)                         (Zip Code)

(757) 486-1900
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

    On July 1, 1997, Metro Information Services, Inc. acquired the business operations of Kansas City-based J2, Inc., d.b.a. DP Career Associates. The purchase price is $3.9 million with up to an additional $1.3 million contingency payment due in the first quarter of 1998, assuming certain gross profit targets are attained by the acquired business. The acquisition was accomplished using a portion of the proceeds of the initial public offering completed by Metro in January 1997 and will be accounted for using the purchase method of accounting. As a result of this acquisition, Metro will initially record goodwill of approximately $3.9 million. A copy of the News Release announcing the acquisition is attached.

ITEM 7 (c). EXHIBITS

    1. News Release dated July 1, 1997 announcing the acquisition of DP Career Associates.

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto the duly authorized.

                                               METRO INFORMATION SERVICES, INC.

Date Signed: July 11, 1997                         By: /s/ Robert J. Eveleigh
                                                       Chief Financial Officer

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For Immediate Release                                  For Further Information
                                                       Julann Oppasser
                                                       Investor Relations
                                                       (757) 306-0299 or
                                                       Dean Dranias,
                                                       Dresner Corp. Services
                                                       (312) 726-3200

    Metro Information Services Expands Missouri And Kansas Market Presence:
Acquires DP Career Associates, A Kansas City IT Services Firm

    Virginia Beach, Virginia, July 1, 1997--Metro Information Services, Inc. (NASDAQ-MISI) today purchased DP Career Associates (DPCA) a Kansas City information technology services provider with 1997 revenues projected to exceed $5 million.

    While the acquisition terms were not disclosed, Metros strategy is to make accretive acquisitions. Jay Mathews and Jim Gallimore, DPCA's present management team, will continue operating the business as a division of Metro which went public in January 1997. With this acquisition, Metro has 27 offices located in the United States and Puerto Rico.

    John H. Fain, Metro's President and CEO said, "DPCA's location gives us entry into a dynamic growing market for technology-driven companies. DPCA fits well into our business model and complements our St. Louis office, which opened April 1st. Equally important, a management team that we respect and admire will remain active in the business," Fain added.

    Jay Mathews, DPCA's CEO, said, "Kansas City has a diverse and growing business community. Our ability to serve our clients will be enhanced by the additional resources and systems Metro provides. In addition, our consultants will benefit from Metro's substantial training and recruiting capabilities."

    Metro provides a wide range of information technology consulting and software development services and has more than 1,350 consultants and a total staff of more than 1,500. Metro's services include application systems development and maintenance, information technology architecture and engineering, systems consulting, project outsourcing (including Year 2000 compliance) and general support services. Information about Metro is available via the Internet's World Wide Web at http://www.MetroIS.com.

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   "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from those referred to in such statements. Please refer to a discussion of these and other factors in the Company's Annual Report on Form 10-K, plus Form 10-Qs and other Securities and Exchange Commission filings.

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                             Corporate Headquarters
                              200 Golden Oak Court
                            Reflections II, 3rd Floor
                            Virginia Beach, VA 23452



Arizona                                 Ohio
Phoenix                                 Cincinnati
                                        Columbus
Colorado
Denver                                  Pennsylvania
                                        Philadelphia
Caribbean Islands
San Juan, Puerto Rico                   South Carolina
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District of Columbia                    Greenville
Washington
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Florida                                 Nashville
Ft.Lauderdale
Jacksonville                            Texas
Orlando                                 Dallas/Ft.Worth
Tampa                                   Houston

Georgia                                 Virginia
Atlanta                                 Richmond
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Illinois                                Virginia Beach/Norfolk
Chicago
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Kansas/Missouri                         Seattle
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North Carolina
Charlotte
Greensboro/Winston-Salem
Raleigh/Durham

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